                                  SCHEDULE 14A
                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_] Confidential, For Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material
Under Rule 14a-12

                          Weingarten Realty Investors
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [_]  No fee required.

   [X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1. Title of each class of securities to which transaction applies:

        2. Aggregate number of securities to which transaction applies:

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4. Proposed maximum aggregate value of transaction:

        5. Total fee paid:

   [_]  Fee paid previously with preliminary materials:

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1. Amount previously paid:

        2. Form, Schedule or Registration Statement No.:

        3. Filing Party:

        4. Date Filed:

                           WEINGARTEN REALTY INVESTORS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 25, 2003

To Our Shareholders:

     You are invited to attend our annual meeting of shareholders which will be held at our corporate office located at 2600 Citadel Plaza Drive, Houston, Texas, on Friday, April 25, 2003, at 9:00 a.m., Houston time. The purpose of the meeting is to vote on the following proposals:

     Proposal 1:    To elect nine trust managers to serve for a one year term, and until their successors are elected and qualified.

     Proposal 2:    To ratify the appointment of Deloitte & Touche LLP as
                    independent auditors for the fiscal year ending December 31, 2003.

     Proposal 3:    To take action upon any other business which properly may
                    come before the meeting.

     Shareholders of record at the close of business on March 7, 2003 are entitled to notice of, and to vote at, the annual meeting. A proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2002 are enclosed with this notice of annual meeting and proxy statement.

     Your vote is important. Accordingly, you are asked to vote whether or not you plan to attend the annual meeting. You may vote by: (i) mail by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided, or returning it to Weingarten Realty Investors, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, (ii) Internet at www.proxyvote.com,
(iii) phone by calling 1-800-690-6903, or (iv) attending the annual meeting in person. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, Mellon Investor Services LLC, in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

                                         By Order of the Board of Trust Managers


                                         M. Candace DuFour,
                                         Vice President and Secretary

March 19, 2003
Houston, Texas

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             Monday, April 25, 2003

Weingarten Realty Investors
2600 Citadel Plaza Drive
Houston, Texas 77008

     The board of trust managers is soliciting proxies to be used at the 2003 annual meeting of shareholders to be held at our corporate office located at 2600 Citadel Plaza Drive, Houston, Texas, on Friday, April 25, 2003, at 9:00 a.m., Houston time. This proxy statement, accompanying proxy card and annual report to shareholders for the fiscal year ended December 31, 2002 are first being mailed to shareholders on or about March 19, 2003. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

Who May Vote

     Only shareholders of record at the close of business on March 7, 2003 are entitled to notice of, and to vote at, the annual meeting. As of March 7, 2003, we had 52,107,933 common shares of beneficial interest issued and outstanding. Each common shareholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held.

     In accordance with our amended and restated bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time, at our principal executive offices listed above.

How You May Vote

You may vote using any of the following methods:

     . BY MAIL: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Weingarten Realty Investors, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board's recommendation.

     . BY INTERNET: Go to www.proxyvote.com and use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located on your proxy card to obtain your records and to create an electronic voting instruction form.

     . BY PHONE: Call 1-800-690-6903 and use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located on your proxy card and then follow the simple instructions the Vote Voice provides you.

     .   BY ATTENDING THE ANNUAL MEETING IN PERSON.

         You may revoke your proxy at any time before it is exercised by:

               . giving written notice of revocation to our Secretary, M. Candace DuFour, at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas, 77292-4133;

               .   timely delivering a properly executed, later-dated proxy; or

               .   voting in person at the annual meeting.

         Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If you hold common shares through any of our share purchase or savings plans, you will receive voting instructions. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of trust managers. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

Required Vote

         The presence, in person or represented by proxy, of the holders of a majority of the common shares (26,053,967 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our amended and restated bylaws, abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The affirmative vote of the holders of 66 2/3% of the outstanding common shares (34,738,622 shares) is required for the election of trust manager nominees who have not been previously elected as trust managers. The affirmative vote of the holders of a majority of the common shares (26,053,967 shares) present in person or represented by proxy is required to re-elect trust managers. Any trust manager who is currently on the board shall remain on the board, regardless of the number of votes he receives, unless he is replaced by a nominee who receives the requisite vote to become a new trust manager. All of the nominees for trust manager served as our trust managers, except Mr. Bowden, in 2002. Abstentions and broker non-votes are not counted for purposes of the election of trust managers.

         The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the common shares represented at the annual meeting and entitled to vote thereon in order to be approved.

Cost of Proxy Solicitation

         The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our trust managers, officers, employees or soliciting service in person, by telephone, facsimile or by other electronic means. In accordance with SEC regulations and the rules of the New York Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of our common shares.

                                  PROPOSAL ONE
                           ELECTION OF TRUST MANAGERS

         Pursuant to the Texas Real Estate Investment Trust Act, our amended and restated declaration of trust and our amended and restated bylaws, our business, property and affairs are managed under the direction of the board of trust managers. At the annual meeting, nine trust managers will be elected by the shareholders, each to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement. Regardless of the number of votes each nominee receives (excluding Mr. Bowden), pursuant to the Texas Real Estate Investment Trust Act, each trust manager will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of our outstanding common shares.

         The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The board of trust managers has proposed the following nominees for election as trust managers at the annual meeting. Each of the nominees is currently a member of the board of trust managers.

Nominees

         Stanford Alexander, Chairman of the Board of Trust Managers. Chief Executive Officer from 1993 to December 2000. President and Chief Executive Officer from 1962 to 1993. Trust manager since 1956 and our employee since 1955. President, Chief Executive Officer and a trust manager of Weingarten Properties Trust ("Properties"). Age: 74

         Andrew M. Alexander, trust manager since 1983. Chief Executive Officer since January 2001. President since 1996. Executive Vice President/asset manager from 1993 to 1996 and President of Weingarten Realty Management Company since 1993. Senior Vice President/asset manager of Weingarten Realty Management Company from 1991 to 1993, and Vice President from 1990 to 1991 and, prior to our reorganization in 1984, Vice President from 1988 to 1990. Mr. Alexander has been our employee since 1978. He is a trust manager of Properties and a director of Academy Sports & Outdoors, Inc. Age: 46

         J. Murry Bowden, trust manager nominee for 2003. Mr. Bowden was appointed to the board on February 21, 2003 to fill a vacancy created by an increase in the number of trust managers constituting the board of trust managers. Mr. Bowden is Co-Chairman of The Hanover Company and has been involved in all aspects of apartment development, construction management and finance for more than 25 years. Prior to forming The Hanover Company in 1982, he was an attorney in private practice. Age: 54

         James W. Crownover, trust manager since April 2001. Since 1998, Mr. Crownover has managed his personal investments. Mr. Crownover completed a 30 year career with McKinsey & Company, Inc. in 1998 where he was managing director of its southwest practice and a member of the firm's board of directors. He currently serves as a director on the boards of Unocal Corporation, Great Lakes Chemical Corporation and Allied Waste Industries. Age: 59

         Robert J. Cruikshank, trust manager since 1997. Senior partner of Deloitte & Touche LLP from 1989 to 1993. Since 1993, Mr. Cruikshank has managed his personal investments. Director of CenterPoint Energy, Inc., MAXXAM, Inc., Kaiser Aluminum Corp. and Texas Biotechnology Corp. Age: 72

         Melvin A. Dow, trust manager since 1984. Shareholder, Winstead, Sechrest & Minick P. C. since August 2001. Chairman/Chief Executive Officer of Dow, Cogburn & Friedman, P.C. (which merged with Winstead, Sechrest & Minick P.C. in 2001) from 1995 to 2001. Trust manager of Properties. Age: 75

         Stephen A. Lasher, trust manager since 1980. President of The GulfStar Group, Inc. since January 1991. Trust manager of Properties. Age: 55

         Douglas W. Schnitzer, trust manager since 1984. Chairman/Chief Executive Officer of Senterra Real Estate Group, L.L.C. since 1994. Age: 46

         Marc J. Shapiro, trust manager since 1985. Vice Chairman of J. P. Morgan Chase & Co. since 1997. Chairman and Chief Executive Officer of Texas Commerce Bank from January 1989 to 1997. Director of Kimberly-Clark Corporation and Burlington Northern Santa Fe Corporation. Age: 55

         Andrew M. Alexander is the son of Stanford Alexander. Stephen A. Lasher is a first cousin of Douglas W. Schnitzer.

         The number of trust managers constituting our board of trust managers is 12. Mr. Martin Debrovner has elected not to seek re-election as a trust manager. As a result, following the annual meeting there will be three vacancies on our board. The governance committee is currently conducting a search for additional qualified independent trust managers. The governance committee will consider trust manager candidates nominated by shareholders. Recommendations should be sent to Candace DuFour, Secretary, at P.O. Box 924133, Houston, Texas 77292-4133. The procedure for nominating a person for election as a trust manger is described under "Shareholder Proposals" on page 26.

         The board of trust managers unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One. Proxies solicited by the board of trust managers will be so voted unless you specify otherwise in your proxy.

Board Meetings and Committees

During fiscal 2002, the board of trust managers held five meetings. No trust manager attended less than 75% of the total number of board and committee meetings on which the trust manager served that were held while the trust manager was a member. The board's current standing committees are as follows:

--------------------------------------------------------------------------------------------------------
                                                           Management
                                                           Development
                                                                &
                                Governance      Audit      Compensation      Executive      Pricing
             Name               Committee     Committee      Committee       Committee     Committee
--------------------------------------------------------------------------------------------------------
  Stanford Alexander                                                            X             X
------------------------------------------------------------------------------------------------------
  Andrew M. Alexander                                                           X (1)         X (1)
------------------------------------------------------------------------------------------------------
  J. Murry Bowden                    X            X
------------------------------------------------------------------------------------------------------
  James W. Crownover                 X            X (1)
-----------------------------------------------------------------------------------------------------
  Robert J. Cruikshank                            X               X (1)         X
-----------------------------------------------------------------------------------------------------
  Melvin A. Dow                                                                 X             X
-----------------------------------------------------------------------------------------------------
  Stephen A. Lasher                                               X             X             X
-----------------------------------------------------------------------------------------------------
  Marc J. Shapiro                    X (1)                        X
-----------------------------------------------------------------------------------------------------

-----------
(1) Chairman

         Our board has adopted written charters for the audit and governance committees setting forth the roles and responsibilities of each committee. Those charters are available at www.weingarten.com A copy of the audit committee charter is attached to this proxy statement.

         The governance committee has the responsibility to (1) oversee the nomination of individuals to the board, including the identification of individuals qualified to become board members and recommending such nominees;
(2) develop and recommend to the board a set of governance principles; and (3) oversee matters of governance to insure that the board is appropriately constituted and operated to meet its fiduciary obligations, including advising the board on matters of board organization, membership and function and committee structure and membership. The committee also recommends trust manager compensation and benefits. The governance committee will consider nominees made by shareholders. Shareholders should send nominations to the company's secretary, Candace DuFour. See "Shareholder Proposals" on page 26. The governance committee was established in 2002 and met twice that year.

         The audit committee assists the board in filling its oversight responsibilities to shareholders, the investment community and others by monitoring (1) the quality and integrity of the financial statements of the company; (2) the company's compliance with ethical policies contained in the company's code of conduct and ethics, and legal and regulatory requirements; (3) the independence, qualification and performance of the company's independent auditors; and (4) the company's accounting and financial reporting processes and audits of the company's financial statements. The committee has the responsibility for selecting the company's independent auditors and pre-approving audit and non-audit services. The audit committee met five times in 2002.

         The management development and executive compensation committee establishes the compensation of executive officers and administers management incentive compensation plans. The committee met twice in 2002. Additionally, the committee reviews the development progress of key members of management.

         The executive committee has the authority to enter into transactions to acquire and dispose of real property valued at up to $200,000,000. The executive committee also has the authority to execute certain contracts and agreements, including agreements to borrow money and enter into financial derivative contracts. The committee was established by the board to create and reinforce the approval and decision making process around these significant transactions. We have a detailed process that is followed for all of these transactions and the execution of unanimous consents for such transactions is the final documentation of such process. The executive committee did not meet in person during 2002, but conducted business by the execution of 21 unanimous written consents during that year.

         The pricing committee is authorized to exercise all the powers of the board of trust managers in connection with the offering, issuance and sale of our securities. The pricing committee did not meet in person during 2002, but conducted business by the execution of one unanimous written consent during that year.

Corporate Governance

         Our board of trust managers has maintained corporate governance policies for many years and has updated them in 2002. Our board has put into place several of the NYSE's proposed corporate governance requirements.

         Upon election of the nominees for trust manager, our board will have a substantial majority (67%) of non-employee directors who are independent within the current definition of "independence" under the rules and regulations of the SEC and the standards of the NYSE. Only non-employee and independent trust managers comprise our audit, management development and compensation, and governance committees.

         All of our audit committee members meet the current NYSE standards for independence, financial literacy and financial management expertise. Our audit committee hires, determines the compensation of, and decides the scope of services performed by, our independent auditors.

         Our policies prohibit any trust manager who serves on the audit committee from entering into paid consulting agreements with the company.

         All of our compensation committee members are independent. The committee has the authority to retain independent consultants. It evaluates the CEO and discusses the evaluation with the non-employee trust managers in executive session.

         Our governance committee reviewed various corporate governance proposals during 2002 and recommended changes to existing policies and practices to the full board.

         Our board has adopted: (1) a governance charter and a revised audit committee charter; (2) a revised and expanded definition of independence for our trust managers for fiscal 2003; and (3) a code of conduct and ethics for all trust managers, officers and employees. The governance charter and audit committee charters are available at www.weingarten.com. A copy of the audit committee charter is attached to this proxy statement.

Compensation of Trust Managers

         During fiscal 2002, our six non-employee trust managers received compensation as follows:

         Annual retainer fee ............................. $20,000
         Fee for each board meeting attended .............   1,000
         Fee for each committee meeting attended .........     500


         Employee trust managers receive no compensation for board service.

         During 2003, our non-employee trust managers will receive the following compensation:

         Annual retainer fee ............................. $15,000
         Fee for each board meeting attended .............   1,000
         Audit committee chairman retainer ...............  10,000
         Audit committee member retainer .................   5,000
         Chairman retainer for other committees ..........   6,000
         Other committee members retainer ................   4,000

         Additionally, each non-employee trust manager shall receive an award of 500 restricted shares. Members of the executive and pricing committees receive no additional compensation for their services.

Compensation Committee Interlocks and Insider Participation

         During fiscal 2002, three of our independent trust managers served on the management development and compensation committee. The committee members for 2002 were Messrs. Crownover, Lasher and Shapiro. Properties is a Texas real estate investment trust that is owned 77% by our company. Mr. Lasher is a trust manager of Properties.

Certain Transactions

         During 2002, we advanced funds to Properties to fund certain capital needs of Properties under a short-term unsecured note bearing interest at the prime rate plus 1%, which ranged from 5.25% to 5.75% during the year. As of December 31, 2002, Properties owed us $2,013,000. The largest amount owed to us during the year was $2,700,000. Properties paid us $136,000 in interest on funds borrowed during fiscal year 2002. We currently own 77% of the outstanding common shares of Properties and contract to manage its day-to-day business and properties. Properties paid us $296,000 during 2002 for the management of its properties and the operation of its business.

         We have negotiated to purchase a sufficient number of shares of Properties stock so that we will own over 90% of that company, and we plan to execute a short form merger of Properties to be completed in the first quarter of 2003.

         Messrs. S. Alexander, A. Alexander, Dow, Lasher, Richter, Schnitzer and Martin Debrovner are shareholders or officers and/or directors of WRI Holdings, Inc., a Texas corporation. In December 1984, we contributed certain assets and cash to WRI Holdings in exchange for, among other consideration, $26.8 million in original principal amount of debt securities and common stock of WRI Holdings. The assets contributed by us to WRI Holdings included unimproved land in the Railwood Industrial Park in northeast Houston and all of the issued and outstanding capital stock of Plaza Construction, Inc. and Leisure Dynamics, Inc. The debt securities were issued pursuant to three separate trust indentures and originally consisted of $16.7 million in principal amount of debt securities (the "Hospitality Bonds") due December 28, 2004, $7.0 in million principal amount of debt securities (the "Railwood Bonds") due December 28, 2004, and $3.2 million in principal amount of debt securities (the "Plaza Bonds") due December 28, 1994. The Plaza Bonds were extended and are currently due December 28, 2003. The Railwood Bonds and Hospitality Bonds have been retired.

         The outstanding principal amounts owing on the Plaza Bonds at December 31, 2002 was $2.1 million and the accrued interest outstanding which has not been recognized for financial accounting purposes was $6.7 million.

         Interest on the Plaza Bonds accrues at the rate of 16% per annum (the "accrual rate"), but is due and payable quarterly at the rate of 10% per annum (the "pay rate"). The difference between the accrual rate and the amount of interest paid by WRI Holdings at the pay rate on the debt securities is treated as unpaid accrued interest, which will not accrue any compound interest and is payable with the principal at maturity. We recognize as interest income only amounts actually received for payment under the note. Therefore, we do not carry the difference between the accrual rate and the pay rate as an asset on our consolidated balance sheet.

         Pursuant to a loan agreement between WRI Holdings and us, and pursuant to a note dated December 28, 1984, as amended in October 1987, January 1991 and March 1994, WRI Holdings may borrow from us the amount necessary, up to a maximum of $40 million, to enable WRI Holdings to pay the interest owing on the Holdings Bonds. Interest on the note accrues at the highest rate per annum permitted by Texas law as to a portion of the debt and at the JPMorgan Chase Bank prime rate plus 2% per annum (but not in excess of the maximum legal rate) on the balance of the debt. The note is payable December 28, 2004. As of December 31, 2002, $18.1 million was outstanding under the note, which represents the difference between the amount recognized as interest income on the Holdings Bonds and the pay rate applicable to the bonds, i.e., we did not recognize as income that portion of the pay rate interest not received by us which had been borrowed by WRI Holdings under the note.

         In November 1982, we entered into a loan agreement with River Point Venture I, a joint venture in which Plaza Construction was a joint venture partner. In October of 1987, Plaza Construction acquired all ownership interests in the joint venture it did not already own from the other joint venturer. Additionally, Plaza Construction became the successor of the joint venture under the River Pointe loan agreement, which was amended in December 1991. Under the terms of the River Pointe loan agreement, we may loan Plaza Construction up to $12 million for construction and development of River Pointe. Interest accrues at the prime rate plus 1%, but not in excess of the maximum rate permitted by law, and payment of the outstanding principal balance is due December 1, 2003. Beginning in 1990, we discontinued the recognition of interest income on this note for financial statement purposes. As of December 31, 2002, the principal amount outstanding under the River Point loan agreement was $2.6 million plus accrued, but nonrecognized, interest of $18.3 million.

         At December 31, 2002, we had a net investment of $2.7 million in the Plaza Bonds and the River Pointe loan. The estimated fair market value of the remaining collateral, which is comprised of 9.5 acres of undeveloped land at a mixed-use development in Conroe, Texas, exceeds our net investment in these bonds and loan.

         Mr. Dow is a shareholder of Winstead, Secrest & Minick P. C., a law firm that supplied legal services to Weingarten during the 2002 fiscal year.

                  SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 14, 2003 by (1) each person known by us to own beneficially more than 5% of our outstanding common shares, (2) each current trust manager, (3) each named executive officer, and
(4) all current trust managers and executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual's spouse.

         Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules.

                                                                    Amount and Nature of
                                Name                                Beneficial Ownership*   Percent of Class
                                ----                               ---------------------    ----------------
         Stanford Alexander .....................................      3,508,655 (1)             6.7%

         Andrew M. Alexander ....................................        994,404 (2)             1.9%

         J. Murry Bowden ........................................             --                   --

         James W. Crownover .....................................          5,700                   **

         Robert J. Cruikshank ...................................          2,500                   **

         Martin Debrovner .......................................        323,936 (3)               **

         Melvin A. Dow ..........................................        753,416 (4)             1.4%

         Stephen A. Lasher ......................................        432,000 (5)               **

         Douglas W. Schnitzer ...................................        945,420 (6)             1.8%

         Marc J. Shapiro ........................................         13,350                   **

         Stephen C. Richter .....................................         97,988 (7)               **

         All trust managers and executive officers
         As a group (11 persons) ................................      5,750,464 (8)            11.8%

         Capital Research and Management Co. ....................      4,074,000 (9)             7.8%

----------
* All shares have been adjusted to reflect the 3 for 2 share split that occurred on April 15, 2002.
**  Beneficial ownership of less than 1% of the class is omitted.

(1) Includes 578,412 shares held by various trusts for the benefit of Mr. Alexander's children and 445,012 shares for which voting and investment power are shared with Andrew M. Alexander and Melvin A. Dow, trust managers, 6,907 shares subject to restrictions on transfer within 60 days of February 14, 2003 for which Mr. Alexander has the right to vote and 58,374 shares that may be purchased by Mr. Alexander upon exercise of share options that are currently exercisable or that will become exercisable within 60 days of February 14, 2003. Also includes 622,870 shares held by a charitable foundation, over which shares Mr. Alexander and his wife Joan have voting and investment power. Mr. Alexander's address is 2600 Citadel Plaza Drive, Houston, Texas 77008.

(2) Includes 445,012 shares over which Messrs. S. Alexander and Dow have shared voting and investment power, 2,483 shares are subject to restrictions on transfer within 60 days of February 14, 2003 and 137,750 shares that Mr. A. Alexander may purchase upon the exercise of share options that will be exercisable within 60 days of February 14, 2003. Also includes 37,500 shares held by a charitable foundation, over which shares Mr. A. Alexander and his wife Julie have voting and investment power.

(3) Includes 40,317 shares held in trust for the benefit of Mr. Debrovner's children, for which he has voting and investment power, 5,216 shares subject to restriction on transfer within 60 days of February 14, 2003 as to which Mr. Debrovner votes, 117,000 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 14, 2003.

(4) Includes 445,012 shares over which Messrs. S. Alexander and A. Alexander have shared voting and investment power.

(5) Includes 75,000 shares held by trusts for the benefit of Mr. Lasher's children, over which Mr. Lasher exercises voting and investment power.

(6) Mr. Schnitzer shares voting and investment power with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer with respect to all the shares beneficially owned by Mr. Schnitzer.

(7) Includes 4,500 shares held in trust for the benefit of Mr. Richter's children, for which he has voting and investment power, 4,332 shares subject to restrictions on transfer within 60 days of February 14, 2003 for which Mr. Richter has the right to vote and 30,905 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 14, 2003.

(8) Includes 18,938 shares subject to restrictions on transfer for which the trust managers and executive officers have the right to vote and 367,829 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 14, 2003.

(9) Pursuant to information contained in a Schedule 13G filed by or on behalf of the beneficial owners with the SEC on February 10, 2003. The
         Schedule 13G lists the address of Capital Research and Management Company as 333 South Hope Street, Los Angeles, CA 90071.

         We are pleased to report that management, employees, trust managers and their extended families own, in the aggregate, 13.6% of our outstanding common shares as of February 14, 2003, not including any unexercised stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our trust managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC and the NYSE. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

         Based solely upon a review of the reports furnished to us with respect to fiscal 2002, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.

                               EXECUTIVE OFFICERS

         No trust manager or executive officer was selected as a result of any arrangement or understanding between the trust manager or executive officer or any other person. All executive officers are elected annually by, and serve at the discretion of, the board of trust managers.

         Our executive officers are as follows:

         Name                  Age         Position                     Recent Business Experience
         ----                  ---         --------                     --------------------------
     Stanford Alexander ...... 74   Chairman of the Board            See "Election of Trust Managers."

     Martin Debrovner ........ 66   Vice Chairman                    1997 to Present - Vice Chairman;
                                                                     1993 to 1997 - President and Chief
                                                                     Operating Officer.

     Andrew M. Alexander ..... 46   President and Chief Executive    See "Election of Trust Managers."
                                    Officer

     Stephen C. Richter ...... 48   Senior Vice President and Chief  2000 to Present - Senior Vice President
                                    Financial Officer                and Chief Financial Officer; 1997 to
                                                                     2000 - Senior Vice President and
                                                                     Treasurer.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

     The following table summarizes the compensation paid by us for each of the fiscal years ended December 31, 2002, 2001 and 2000 to the Chief Executive Officer and the three other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal 2002.

                                                                      Long Term
                                 Annual Compensation            Compensation Awards
                                 -------------------            -------------------
                                                              Restricted   Securities
                                                                 Share     Underlying
         Name and                    Salary        Bonus        Awards    Options/SARs    All Other
   Principal Position      Year       ($)          ($)           ($)         (#)(1)     Compensation
   ------------------      ----       ---          ---           ---         ------     ------------
   Stanford Alexander      2002    $550,000      $288,750      $98,701(2)     34,722       $14,387(6)
   Chairman                2001     550,000       278,170      208,328        27,778        19,092
                           2000     525,000       277,988      176,019        47,185        11,517


   Andrew M. Alexander     2002     550,000       288,750       61,683(3)     65,104       145,215(7)
   President and Chief     2001     425,000       276,500       75,196        34,722        83,232
   Executive Officer       2000     375,000       198,563       73,025        50,670        56,832


   Martin Debrovner        2002     410,000       150,982       86,386(4)     30,382        30,626(8)
   Vice Chairman           2001     410,000       147,616      141,565        20,822       127,680
                           2000     410,000       147,688      126,014        39,142       127,820


   Stephen C. Richter      2002     275,000        86,136       45,239(5)     15,914        66,939(9)
   Senior Vice President   2001     250,000        74,523       73,769        11,574        44,669
   and Chief Financial     2000     216,208        64,894       89,149        14,230        40,382
   Officer

-----------
(1) No SARs were granted during 2000, 2001 or 2002.
(2) Of the 2,677 restricted shares awarded in 2002, 535 will vest on each of December 26, 2003, 2004, 2005, 2006 and 2007. Dividends are payable on restricted shares. As of December 31, 2002, Mr. S. Alexander held 38,930 restricted shares having a market value on that date of $1,434,960.
(3) Of the 1,673 restricted shares awarded in 2002, 335 will vest on each of December 26, 2003, 2004, 2005, 2006 and 2007. Dividends are payable on restricted shares. As of December 31, 2002, Mr. A. Alexander held 14,254 restricted shares having a market value on that date of $525,402.
(4) Of the 2,343 restricted shares awarded in 2002, 468 will vest on each of December 26, 2003, 2004, 2005, 2006 and 2007. Dividends are payable on restricted shares. As of December 31, 2002, Mr. Debrovner held 26,321 restricted shares having a market value on that date of $970,192.
(5) Of the 1,227 restricted shares awarded in 2002, 245 will vest on each of December 26, 2003, 2004, 2005, 2006 and 2007. Dividends are payable on restricted shares. As of December 31, 2002, Mr. Richter held 15,117 restricted shares having a market value on that date of $557,213.
(6) Includes $3,721 of premiums paid by us under "split dollar" life insurance agreements and $5,500 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. S. Alexander.
(7) Includes $5,500 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. A. Alexander and $132,097 contributed to the Supplemental Retirement Plan.

(8) Includes $2,452 of premiums paid by us under "split dollar" life insurance agreements, $6,000 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Debrovner and $18,670 contributed to the Supplemental Retirement Plan.
(9) Includes $5,500 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Richter and $53,731 contributed to the Supplemental Retirement Plan.


Option Grants in 2002

    The following table sets forth information concerning grants of share options during 2002 to each of the executive officers named in the Summary Compensation Table and the potential realizable value of the options at assumed annual rates of share price appreciation for the option term.

                              OPTION GRANTS IN 2002

                                               Individual Grants
                            ----------------------------------------------------
                                          % Of Total                               Potential Realizable Value
                             Number Of      Options                                 at Assumed Annual Rate
                            Securities     Granted To     Exercise                       of Share Price
                            Underlying    Employees In    of Base                    Appreciation For Option
                             Options        Fiscal         Price       Expiration             Term (2)
                                                                                   --------------------------
Name                        Granted (#)      Year         ($/Sh)         Date        5% ($)          10%($)
----                        -----------      ----          -----         ----        ------          ------
Stanford Alexander ......    34,737           9.3%       $ 36.87       12-26-12    $805,462      $2,041,199

Andrew M. Alexander .....    65,119          17.5          36.87       12-26-12   1,509,940       3,826,485

Martin Debrovner ........    30,397           8.1          36.87       12-26-12     704,829       1,786,175

Stephen C. Richter ......    15,929           4.2          36.87       12-26-12     369,354         936,017

-----------
(1) The plans governing share option grants provide that the option price per share shall be no less than 100% of the market value per share of our common shares at the date grant. The term of any option is no more than 10 years from the date of grant. Options granted in 2002 become exercisable, commencing in 2005, in five equal annual installments of 20%.

(2) The dollar amounts under these columns are the result of calculations assuming annual rates of share price appreciation over the option term at the 5% and 10% rates set by SEC rules and are not intended to forecast possible future appreciation, if any, in our common share price.

Option Exercises and Fiscal Year-End Option Values

    The following table sets forth certain information concerning exercises of share options during 2002 by our named executive officers and the value of the unexercised options as of December 31, 2002, based on the closing price of $36.86 per share of the company's common shares on that date.

    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL 2002 YEAR-END
                                 OPTION VALUES

                                Shares                             Number of            Value of Unexercised In-the-
                              Acquired on       Value       Unexercised Options Held          Money Options at
 Name                         Exercise(#)     Received        at December 31, 2002           December 31, 2002
 ----                         -----------     --------        --------------------           -----------------
                                                           Exercisable Unexercisable    Exercisable   Unexercisable
                                                           ----------- -------------    -----------   -------------
 Stanford Alexander .........   105,741     $   733,671       58,374       147,168        $  585,299     $  770,984
 Andrew M. Alexander ........    28,105         350,673      143,750       219,235         1,562,688        964,405
 Martin Debrovner ...........   120,015       1,523,229      117,000       120,346         1,173,124        625,756
 Stephen C. Richter .........     9,750         133,888       41,595        68,841           460,967        404,995

Retirement Plan

         The following table shows the approximate annual retirement benefits under our non-contributory retirement plan (before the reduction made for social security benefits) to eligible grandfathered employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided.

                                                Estimated Annual Benefits Upon Retirement
                                                          Years of Service
                    ----------------------------------------------------------------------------------------
       Average
    Compensation**            15             20             25             30            35             40
    --------------            --             --             --             --            --             --
       $200,000            $45,000        $60,000        $75,000        $90,000      $105,000       $120,000
        225,000             50,625         67,500         84,375        101,250       118,125        135,000
        250,000             56,250         75,000         93,750        112,500       131,250        150,000
        300,000             67,500         90,000        112,500        135,000       157,500        180,000*
        400,000             90,000        120,000        150,000        180,000       210,000*       240,000*
        450,000            101,250        135,000        168,750*       202,500*      236,250*       270,000*
        500,000            112,500        150,000        187,500*       225,000*      262,500*       300,000*
        600,000            135,000        180,000*       225,000*       270,000*      315,000*       360,000*
        700,000            157,500        210,000*       262,500*       315,000*      367,500*       420,000*
        800,000            180,000*       240,000*       300,000*       360,000*      420,000*       480,000*
        900,000            202,500*       270,000*       337,500*       405,000*      472,500*       540,000*
      1,000,000            225,000*       300,000*       375,000*       450,000*      525,000*       600,000*

-----------
* Currently, the maximum annual pension benefit which currently may be paid under a qualified plan is $160,000 subject to certain grandfather rules for limitation years beginning in 2002.

** Compensation in excess of $200,000 is disregarded with respect to all plan years. Accordingly, the compensation of each named executive officer included in the Summary Compensation Table which was covered by the non-contributory retirement plan was limited to $200,000.

       The compensation used in computing average monthly compensation is the total of all amounts paid by us, plus amounts electively deferred by the employee under our savings plan, 125 cafeteria plan and nonqualified deferred compensation plan. Credited years of service for named executive officers as of March 15, 2003 are as follows: Mr. S. Alexander, 49 years; Mr. Debrovner, 35 years; Mr. A. Alexander, 25 years; and Mr. Richter, 23 years. Mr. S. Alexander and Mr. Debrovner commenced receiving benefits under the Plan in January 1996 and June 2001, respectively.

       The non-contributory pension plan converted to a cash balance retirement plan on April 1, 2002. A grandfathered participant will remain covered by the provisions of the plan prior to the conversion to the cash balance plan. A grandfathered participant is any participant born prior to January 1, 1952, was hired prior to January 1,1997, and was an active employee on April 1, 2002. The retirement plan pays benefits to grandfathered participants in the event of death, disability, retirement or other termination of employment after the employee meets certain vesting requirements (all grandfathered participants are 100% vested). The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21 (not in excess of 40 years), minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976 (not in excess of 33.3 years).

Cash Balance Retirement Plan

       The following table shows the approximate annual retirement benefits under our non-contributory cash balance retirement plan to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided no opening balance was included in the table.

                                                          Years of Service
                      -------------------------------------------------------------------------------------------
      Annual
  Compensation**           15             20               25              30              35              40
--------------------  ------------   -------------    ------------    -----------   -------------     -----------
  $   200,000           $11,456         $17,698       $  26,222       $ 36,563       $  49,108        $ 64,327
      225,000            12,888          19,911          29,500         41,134          55,247          72,368
      250,000            14,319          22,123          32,778         45,704          61,385          80,408
      300,000            17,183          26,548          39,334         54,845          73,662          96,490
      350,000            20,047          30,972          45,889         63,986          85,939         112,572
      400,000            22,911          35,397          52,445         73,126          98,216         128,654
      450,000            25,775          39,822          59,000         82,267         110,493         144,735
      500,000            28,639          44,246          65,556         91,408         122,770         160,817*
      600,000            34,367          53,095          78,667        109,689         147,324         192,980*
      700,000            40,094          61,945          91,778        127,971         171,878*        225,144*
      800,000            45,822          70,794         104,890        146,253         196,432*        257,307*
      900,000            51,550          79,643         118,001        164,534*        220,986*        289,471*
    1,000,000            57,278          88,492         131,112        182,816*        245,540*        321,634*

-----------
* Currently, the maximum annual pension benefit which currently may be paid under a qualified plan is $160,000 subject to certain grandfather rules for limitation years beginning in 2002.

** Compensation in excess of $200,000 is disregarded with respect to all plan years. Accordingly, the compensation of each named executive officer included in the Summary Compensation Table which was covered by the non-contributory retirement plan was limited to $200,000.

         The non-contributory cash balance retirement plan covers all employee beginning on April 1, 2002 with no age or service minimum requirement. However, leased employees and employees covered by a collective bargaining agreement will not participate in the plan. The cash balance plan pays benefits in the event of death (if married), retirement or termination of employment after the participant meets certain vesting requirements (generally 100% vested after 5 years of service). The amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to the greater of (i) the monthly benefit that is actuarial equivalent of the cash balance account, or
(ii) the accrued monthly benefit under the prior plan as of January 1, 2002. The opening balance of a cash balance participant, who was an active participant in the plan on January 2, 2002 and was an active employee on April 1, 2002, is the actuarial equivalent present value of his frozen accrued benefit on January 1, 2002. Interest Credits are determined on the last day of each plan years based on the annual rate of interest on the ten-year US Treasury Bill Constant Maturities on October 1 of the immediately preceding the Plan Year. A Service Credit will be credited to the cash balance account of any cash balance participant who is an active participant at any time during the plan year. The amount of the Service Credit shall be a percentage of the participant's earnings for the plan year based on the years of credited service on the last day of the prior Plan Year.

              Years of Credited Service            Percentage of Earnings
              -------------------------            ----------------------
                   0 through 9.99                           3%
                  10 through 19.99                          4%
                     20 or more                             5%

Change of Control Arrangements

         Messrs. S. Alexander, A. Alexander and M. Debrovner have not entered into change of control arrangements with us.

         We have however, entered into a severance and change in control agreement with Mr. Richter which becomes operative only upon a change of control. All other Vice Presidents have entered into the same change of control agreement with us. A change of control is deemed to occur upon any one of five events: (1) we merge, consolidate or reorganize into or with another corporation or legal entity and we are not the surviving entity; (2) we sell or otherwise transfer 50% or more of our assets to one entity or in a series of related transactions; (3) any person or group acquires 25% or more of our then outstanding voting shares; (4) we file a report or proxy statement with the SEC disclosing that a change of control has occurred or will occur; or (5) if, during any 12-month period, trust managers at the beginning of the 12-month period cease to constitute a majority of the trust managers.

         If Mr. Richter or any other Vice President is terminated under specified conditions within one year following a change of control, he will be entitled to a severance benefit in an amount equal to (1) 2.99 times his annualized base salary as of the first date constituting a change of control or, if greater, (2) 2.99 times his highest base salary in the five fiscal years preceding the first event constituting a change of control, plus 2.99 times his targeted bonus for the fiscal year in which the first event constituting a change of control occurs. In addition, Mr. Richter or any other Vice President, as applicable, is entitled to receive an additional payment or payments to the extent the severance benefit is subject to the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, or any penalties or interest with respect to the tax. Mr. Richter will also receive one year of employee benefits coverage substantially similar to what he received or was entitled to receive prior to the change in control.

Management Development and Compensation Committee Report On Executive
Compensation

         Our executive compensation is supervised by the management development and compensation committee of the board of trust managers which is comprised entirely of independent trust managers. The board designates the members and the chairman of the committee. The committee is responsible for evaluating and establishing the level of compensation for executive officers and administering our share option and deferred compensation plans.

         Compensation Philosophy and Objectives. We seek to provide executive compensation that will support the achievement of our financial and growth goals while attracting and retaining qualified executive officers and rewarding superior performance. In order to achieve our objectives, we have structured an incentive based compensation system tied to our financial performance and portfolio growth. We will attempt to maximize the amount of compensation expense that is tax deductible where consistent with our compensation philosophy.

         The management development and compensation committee annually reviews our compensation program to ensure that pay levels and incentive opportunities are competitive and reflect our performance. In general, we compensate our executive officers through base salary, bonus compensation, share options and restricted shares. Our annual executive officer compensation package, including that of the Chairman, Chief Executive Officer and the Vice Chairman, generally has lower base salaries than comparable companies, coupled with a leveraged incentive bonus system which will pay more with good performance and less with performance that is below expectation. Generally, bonuses are within 30% to 50% of the base compensation of the individual, depending on the size of the incentive bonus awarded.

         Base Salary. Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals, both compared to companies of similar size, complexity and, where comparable, in the same industry. The determination of comparable companies was based upon selections made by both us, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Not all companies included in the NAREIT All Equity Index described on page 23 are comparable in size and complexity, and not all comparable real estate companies are REITs. Actual salaries are based on an executive officer's skill and ability to influence our financial performance and growth in both the short-term and long-term. During 2002, the management development and compensation committee used compensation information provided by outside consultants in establishing base salaries.

         Bonus Compensation. All of our executive officers participate in a bonus program. Each individual's eligible bonus is based on a percentage of the individual's base salary. This bonus program has been in effect for more than 20 years. The bonus percentage is also based on a competitive analysis.

Again, the executive officer's ability to influence our success is considered in establishing this percentage. Earned bonuses are determined annually on the basis of performance against pre-established goals. Other than for the Chairman, Vice Chairman and Chief Executive Officer, the eligible bonus percentage for executive officers is generally allocated 50% to our goals and 50% to the individual's goals. Specific individual goals for each executive officer are established at the beginning of the year and are tied to the functional responsibilities of each executive officer. Individual goals include both objective financial measures as well as subjective factors such as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. Our goals are primarily based on operating performance, as measured by factors such as our funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions and new development. Other than the allocation between our goals and the individual, no specific weights are assigned to the individual goals. The bonuses of the Chairman, Vice Chairman and Chief Executive Officer are based entirely on our performance. Our performance targets and all individual goals were exceeded in fiscal 2002 and, consequently, the executive officers were eligible for full bonus awards.

         Share Incentive Program. The management development and compensation committee strongly believes that by providing our executive officers with an opportunity to increase their ownership of common shares, the interests of shareholders and the executive officers will be closely aligned. Therefore, executive officers are eligible to receive share awards and options annually, giving them the right to purchase our common shares. The number of options granted to an executive officer is based on practices of the same comparable companies used to define base salary levels. Share awards and options are a significant part of our executive compensation system, and these awards and options are issued on an annual basis.

         Chief Executive Officer Performance Evaluation. For 2002, the management development and compensation committee evaluated the Chief Executive Officer's performance based on our financial performance and growth in real estate assets. As we met or exceeded both our funds from operations and our acquisition and new development goals, Mr. A. Alexander received 105% of his potential bonus based on our performance for 2002. Mr. Alexander's compensation (i.e. base salary, bonus compensation and the share incentive program) is based entirely on company-wide performance and is set by the management development and compensation committee.

         The foregoing report is given by the members of the management development and compensation committee.

                             Respectfully Submitted,
                        James W. Crownover, 2002 Chairman
                                Stephen A. Lasher
                                 Marc J. Shapiro

Performance Graph

         SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

         The graph below provides an indicator of cumulative total shareholder returns for us as compared with the S&P Stock Index and the NAREIT All Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on December 31, 1997 in our common shares and that all dividends were reinvested by the shareholder.

                    Comparison of Five Year Cumulative Return

                                    [GRAPH]


         --------------------------------------------------------------------
                                          1998   1999   2000    2001   2002
         --------------------------------------------------------------------
         WRI                               106     99    120     141    173
         --------------------------------------------------------------------
         S&P 500 Index                     129    156    141     125     97
         --------------------------------------------------------------------
         The NAREIT All Equity Index        83     79     99     113    118
         --------------------------------------------------------------------

         There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predications as to future share performance.

Report of the Audit Committee of the Board of Trust Managers

         The audit committee is composed of three independent non-employee trust managers and operates under a written charter adopted by the board (a copy of which is attached to this proxy statement). The board has determined that each committee member is independent as defined by NYSE listing standards currently in effect.

         Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. The company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. We held five meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the company's internal accounting department and the company's independent auditors, Deloitte & Touche LLP. We discussed with Deloitte & Touche the overall scope and plans for their audit. We met with Deloitte & Touche, with and without management present, to discuss the results of their examinations and their evaluations of the company's internal controls.

         We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and Deloitte & Touche. We also discussed with management and Deloitte & Touche the process used to support certifications by the company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company's periodic filings with the SEC.

         In addition, the audit committee obtained from Deloitte & Touche a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. When considering Deloitte & Touche's independence, we considered whether their provision of services to the company beyond those rendered in connection with their audit of the company's consolidated financial statements and reviews of the company's consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche. The audit committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of trust managers (and the board has approved) that the audited financial statements for the year ended December 31, 2002 be included in the Annual Report on Form 10-K. We have selected Deloitte & Touche as the company's independent auditors for the fiscal year ending December 31, 2003, and have presented the selection to the shareholders for ratification.

                             Respectfully Submitted,
                        James W. Crownover, 2002 Chairman
                              Robert J. Cruikshank
                                 Marc J. Shapiro

                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

         The audit committee has appointed Deloitte & Touche LLP as independent auditors for the 2003 fiscal year, and presents this selection to the shareholders for ratification. Deloitte & Touche, or its predecessors, has served as our independent auditors for more than 30 years and is familiar with our affairs and financial procedures. Deloitte & Touche will audit our consolidated financial statements for fiscal 2003 and perform other services.

         Audit Fees. The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting, in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2002 fiscal year was approximately $315,000.

         Financial Information Systems Design and Implementation Fees. There were no professional services rendered by Deloitte & Touche in the 2002 fiscal year relating to financial information systems design and implementation.

         All Other Fees. The aggregate fees for all other services rendered by Deloitte & Touche in the 2002 fiscal year was approximately $317,900 and can be sub-categorized as follows:

         Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements and consultation on accounting standards or transactions was approximately $66,500.

         Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance rendered by Deloitte & Touche in the 2002 fiscal year was approximately $251,400.

         The audit committee has considered whether the provision of these services is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Deloitte & Touche's independence.

         Representatives of Deloitte & Touche will be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

         The board of trust managers unanimously recommends that you vote FOR the ratification of independent auditors as set forth in Proposal Two. Proxies solicited by the board of trust managers will be so voted unless you specify otherwise in your proxy.

                                  OTHER MATTERS

         As of the mailing date of this proxy statement, the board of trust managers knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the annual meeting in the year 2004, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary
M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133 by November 22, 2003. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

         Any shareholder who intends to bring business to the annual meeting in the year 2004, but not include the proposal in our proxy statement, or to nominate a person to the board of trust managers, must give written notice to our corporate secretary, M. Candace DuFour, at P.O. Box 924133, Houston, Texas 77292-4133, by January 22, 2004.

                                  ANNUAL REPORT

         We have provided without charge a copy of the annual report to shareholders for fiscal year 2002 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: M. Candace DuFour, Vice President and Secretary at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas 77292-4133. This information is also available via the Internet at our world wide web site (www.weingarten.com) and the EDGAR version of such report (with exhibits) is available at the SEC's world wide web site (www.sec.gov).

                           Weingarten Realty Investors

                             Audit Committee Charter

Purpose

The Audit Committee (the "Audit Committee" or the "Committee") shall assist the Board in fulfilling its oversight responsibilities to shareholders, the investment community and others for monitoring (1) the quality and integrity of the financial statements of the Company; (2) the Company's compliance with ethical policies contained in the Company's Code of Conduct and Ethics and legal and regulatory requirements; (3) the independence, qualification and performance of the Company's independent auditors; (4) the performance of the Company's independent auditors; and (5) the Company's accounting and financial reporting processes and audits of the Company's financial statements. The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Organization

This charter governs the operations of the Audit Committee. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the charter to the Board for approval. The Company's Governance and Nominating Committee shall nominate trust managers for appointment to the Audit Committee. The Board will appoint Committee members annually. The Board may remove Committee members at any time with or without cause, by a majority vote. The Board will fill any vacancy on the Committee. The Audit Committee shall be comprised of at least three directors, each of whom is independent as determined in accordance with the requirements of the Sarbanes-Oxley Act of 2002 ("Sarbanes"), the New York Stock Exchange ("NYSE"), the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission ("SEC"). Members of the Audit Committee may not receive any compensation from the Company other than directors' fees. All members of the Audit Committee must be financially literate, and at least one member must be a "financial expert" pursuant to Sarbanes and any SEC rules promulgated relating thereto. No committee member may serve on the audit committee of more than two other public companies without Board approval. The Audit Committee shall maintain minutes of its meetings and report to the Board.

Responsibilities and Processes

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements. Nor is it the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the Company's Code of Conduct and Ethics.

The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should be reviewed periodically, in order to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to ensure a management environment for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee. These are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

In carrying out its responsibilities, the Audit Committee shall:

1. Retain, subject to shareholder ratification, the independent auditors of the Company to conduct the examination of the books and records of the Company and its affiliates, and terminate any such engagement if circumstances warrant. The independent auditors are ultimately accountable to, and shall report directly to, the

Audit Committee. The Audit Committee shall provide oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting.

2. Pre-approve all audit services and, to the extent permitted by law, all non-audit services provided by the independent auditors, as well as the fees and terms for providing such services. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (i) the aggregate amount of non-audit services is less than 5% of the total amount paid by the Company to the auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company as non-audit services at the time of the engagement; and (iii) such services are promptly brought to the attention of the Committee and, prior to completion of the audit, are approved by the Committee or by one or more Committee members who have been delegated authority to grant approvals.

3. At least annually, obtain and review a report by the independent auditors describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting any independent audits carried out by the firm and any steps taken to deal with any such items; and (iii) all relationships between the independent auditors and the Company.

4. Evaluate the performance of the Company's independent auditors and lead audit partner, and report its conclusions to the full Board.

5. Meet with the Company's independent auditors and management to review the scope of the proposed annual audit (and related quarterly reviews), the key audit procedures to be followed and, at the conclusion of the audit, review the principal audit findings including any comments or recommendations of the Company's independent auditors.

6. Obtain assurance from the Company's independent auditors that it has complied with its obligation to report any fraud identified in connection with its audit of the financial statements of the Company.

7. Discuss the Company's annual audited financial statements and unaudited quarterly financial statements with management and the independent auditors, including management's discussion and analysis of financial condition and results of operations. Discuss other matters with the Company's independent auditors as required by the SEC and, if the financial statements are acceptable, recommend that the audited financial statements be included in the Company's Form 10-K. While the fundamental responsibility for the Company's financial statements and disclosures rests with management, the Committee will review: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and the treatment preferred by the independent auditors; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of pro-forma information and non-GAAP information).

8. Approve the content of the report of the Audit Committee required by the SEC to be included in the Company's annual proxy statement.

9. Meet, at least annually, with management to discuss, as appropriate, significant accounting accruals, estimates and reserves; litigation matters; management's representations to the independent auditors; new or proposed regulatory accounting and reporting rules; any significant off-balance sheet transactions and special purpose entities; and any significant financial reporting issues or judgments disputed with the Company's independent auditors.

10. At least annually, receive from and discuss with the independent auditors and management, separately or together as determined by the Committee, a report on (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted audit differences.

11. Review quarterly with the Company's CEO and CFO (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, (ii) any material weakness in the Company's internal controls and (iii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls.

12. Review annually with management and the independent auditors (i) the internal control report contained in the Company's Annual Report on Form 10-K regarding management's assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting, and (ii) the attestation and report of the independent auditors regarding management's assessment of internal controls.

13. Discuss with the Company's independent auditors and management information relating to the auditors' judgments about the quality, not just the acceptability, of the Company's accounting principles and matters identified by the auditors during its interim reviews. Also, the Committee shall discuss the results of the annual audit and any other matters that may be required to be communicated to the Audit Committee by the Company's independent auditors under generally accepted auditing standards.

14. Discuss with management an outline of press releases regarding results of operations, as well as general policies on financial information and earnings guidance to be provided to analysts, rating agencies, and the general public. Review any relevant items with management and the Company's independent auditors prior to release of any such press releases or earnings guidance. The review shall be with the Chairman of the Audit Committee or the full Audit Committee, as may be appropriate.

15. At least quarterly, discuss separately with the Company's independent auditors and management the adequacy and effectiveness of the Company's internal accounting and financial controls, and elicit any recommendations for improvement.

16. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

17. Discuss with management policies with respect to risk assessment and risk management. While it is the job of the Company's management to assess and manage the Company's exposure to risk, the Committee will discuss guidelines and policies that govern the process. This discussion may include the Company's financial risk exposures and the steps management has taken to monitor and control exposure.

18. At least annually, receive reports from the Company's independent auditors regarding the auditors' independence from management and the Company (including the identification of all relationships between the independent auditors and the Company), discuss such reports with the independent auditors, consider whether the provision of non-audit services by the independent auditors is compatible with the auditors' independence, and, if determined by the Audit Committee, recommend that the Board take action to satisfy itself of the independence of the auditors.

19. Confirm that the Company's hiring policies conform to applicable SEC or other external guidelines for employment by the Company of employees and former employees of the independent auditors.

20. Confirm that neither the lead audit partner nor the primary reviewing partner of the independent auditor has performed audit services for the Company for more than five consecutive fiscal years.

21. Confirm that none of the Company's CEO, CFO, Chief Accounting Officer, Controller or equivalent officers were employed by the independent auditor and participated in any capacity in the audit of the Company during the one-year period preceding the initiation of the audit.

22. Receive from management a summary of findings from completed audits (and management's response) and a progress report on the proposed internal audit plan with explanations for any material deviations from the original plan.

23. Review periodic reports from management with respect to, and advise the Board regarding compliance with, the Company's Code of Conduct and Ethics.

24. Review with the Company's counsel legal matters that may have a material impact on the financial statements.

25. Provide sufficient opportunity at its meetings to meet separately in executive session with the Company's independent auditors and members of management. Among the items to be discussed with the Company's independent auditors are (i) the independent auditors' evaluation of the Company's financial and accounting personnel; (ii) the cooperation that the independent auditors received during the course of its audit; (iii) any management letter provided by the independent auditors and management's response; and (iv) any other matters the Audit Committee may determine from time to time.

26. Report regularly to the Board. The reports will include any significant issues arising with respect to (i) the quality or integrity of the Company's financial statements; (ii) the Company's compliance with legal or regulatory requirements; (iii) the performance and independence of the Company's independent auditors; and/or (iv) the effectiveness of the Company's control process for reviewing and approving internal transactions and accounting.

27. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

28. In consultation with the Governance Committee, conduct an annual evaluation of the performance and effectiveness of the Audit Committee and report the results of that evaluation to the Board.

29. As the Committee determines necessary to carry out its duties, obtain advice and assistance from outside advisors, including the Company's legal, accounting or other advisors.

WEINGARTEN REALTY
[LOGO]  INVESTORS

2600 CITADEL PLAZA DRIVE
SUITE 300
HOUSTON, TX 77008

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Weingarten Realty Investors, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
                                   THANK YOU.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:               WNGRTN                 KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                       THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.                      DETACH AND RETURN THIS PORTION ONLY
------------------------------------------------------------------------------------------------------------------------------------
WEINGARTEN REALTY INVESTORS

  1. Election of Trust Managers.
                                                               For  Withhold  For All       To withhold authority to vote, mark "For
     01) Stanford Alexander        06) Melvin A. Dow           All     All    Except        All Except" and write the nominee's
     02) Andrew M. Alexander       07) Stephen A. Lasher                                    number on the line below.
     03) J. Murry Bowden           08) Douglas W. Schnitzer    [_]     [_]      [_]
     04) James W. Crownover        09) Marc J. Shapiro                                      ----------------------------------------
     05) Robert J. Cruikshank

Vote On Proposal                                                                                          For  Against  Abstain

  2. Ratification of Deloitte & Touche LLP as Weingarten's independent auditors.                          [_]    [_]      [_]

     In their discretion, the proxies are authorized to vote upon all other matters which may properly come before the annual meeting or any adjournments of the annual meeting.

The undersigned hereby revokes any proxy previously given with respect to Weingarten's common shares, and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

Note: Please sign exactly as name(s) appear(s) on this proxy. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope. Thank you.

------------------------------------------   -----------------------------------

------------------------------------------   -----------------------------------
Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owners)     Date
--------------------------------------------------------------------------------

                          Weingarten Realty Investors
                         Annual Meeting of Shareholders

                                 April 25, 2003

        This Proxy is Solicited on Behalf of the Board of Trust Managers

The shareholder of Weingarten Realty Investors, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, hereby appoints Stanford Alexander and Andrew M. Alexander, or each of them, the proxies of the shareholders, each with full power of substitution, to vote at the annual meeting, and at any adjournments of the annual meeting, all common shares of Weingarten that the shareholder is entitled to vote at the annual meeting, in the manner shown on the reverse side of this card.

The common shares represented hereby will be voted in accordance with the shareholder's directions on the reverse side of this card. If no direction is given, then the shares represented by this proxy will be voted FOR all of the proposals, and in the proxies' discretion, on any other matters that may properly come before the annual meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.

Please mark, sign, date and return this proxy card promptly, using the enclosed envelope. Thank you.

                                See reverse side